                                                                       Exhibit 5

                                                  December 28, 2000

Viragen, Inc.
865 S.W. 78th Avenue, Suite 100
Plantation, FL 33324


     Re:      REGISTRATION STATEMENT ON FORM S-3; VIRAGEN, INC.
              (THE "COMPANY"), 1,000,000 SHARES OF COMMON STOCK

Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration for public resale of 1,000,000 shares (the "Registerable Shares") of the Company's common stock, $.01 par value ("Common Stock"), including up to 900,000 shares of Common Stock reserved for issuance upon exercise of certain common stock purchase warrants (the "Reserved Shares").

         In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Articles of Incorporation, as amended, and Bylaws of the Company; (b) resolutions of the Board of Directors of the Company authorizing the offering and the issuance of the Common Stock and related matters; (c) the Registration Statement and the exhibits thereto; (d) the instruments defining the terms and conditions of the Reserved Shares; and (e) such other matters of law as we have deemed necessary for the expression of the opinion herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon. As to the various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

Viragen, Inc.
December 28, 2000
Page 2

         Based upon and subject to the foregoing, we are of the opinion that (1) the currently outstanding Registerable Shares have been legally issued and are fully paid and nonassessable, and (2) the Reserved Shares, when issued and upon payment of the agreed upon consideration therefor, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use our name under the caption "Legal Matters" in the prospectus comprising part of the Registration Statement.


                                        Sincerely,




                                        /s/ Atlas Pearlman, P.A.
                                        ---------------------------------
                                        ATLAS PEARLMAN, P.A.